UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 4, 2013

BROADLEAF CAPITAL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	2-916510	88-0490034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3887 Pacific Street, Las Vegas, NV	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (702) 650-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 2.01 ACQUISITION OR DISPOSAL OF ASSETS

On December 1, 2013, Broadleaf Capital Partners, Inc. acquired Sustained Release, Inc. by exchanging with Sustained Release, Inc. shareholders one share of Broadleaf Capital Partners, Inc. Class A Preferred Share for each share they held of Sustained Release, Inc. common stock.  The total transaction enatiled issuance of 2,220,000 Broadleaf Capital Partners, Inc. Class A Preferred Shares.

Sustained Release, Inc. was created to exploit a technology relating to extended drug delivery systems. Sustained Release has established a contract with Akina, Inc. relating to extended drug delivery systems that calls for payment of $5,000,000 over the next four years.

Akina, Inc. is a research and development company known for developing unique methods for delivering medications.  It was founded in 2001 by Kinam Park, Showalter Distinguished Professor of Biomedical Engineering and Professor of Pharmaceutics at Purdue University.

Akina Is a pioneer in the development of the long-term release microparticle formulations, also referenced as “Sustained Release Formulations”, which have release durations ranging from one to eight months, and are designed to replace repeated daily, weekly or monthly administration of drugs for long-term care of diseases and disorders, thereby higher efficacy of the drug.

ITEM 5.02 OTHER MATERIALLY IMPORTANT EVENTS

On December 2, 2013, Broadleaf Capital Partners, Inc. published a private placement memorandum to raise $6,000,000 offering 12,000,000 of Broadleaf Capital Partners, Inc  Class A preferred shares at $0.50 per share.  The proceeds are to fund Sustained Release, Inc.’s operations and agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADLEAF CAPITAL PARTNERS, INC.

Dated: December 3, 2013	By:	/s/ J. Michael King
J. MMichael King
President